Third Quarter 2020 Earnings Call

Forward-Looking Statements This presentation may contain various statements about Renasant Corporation (“Renasant,” “we,” “our,” or “us”) that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about our future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. We believe these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions about future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements; such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. Currently, the most important factor that could cause Renasant’s actual results to differ materially from those in forward-looking statements is the continued impact of the COVID-19 pandemic and related governmental measures to respond to the pandemic on the U.S. economy and the economies of the markets in which we operate. In this presentation, we have addressed the historical impact of the pandemic on our operations and set forth certain expectations regarding the COVID-19 pandemic’s future impact on our business, financial condition, results of operations, liquidity, asset quality, capital, cash flows and prospects. We believe these statements about future events and conditions in light of the COVID-19 pandemic are reasonable, but these statements are based on assumptions regarding, among other things, how long the pandemic will continue, the duration, extent and effectiveness of the governmental measures implemented to contain the pandemic and ameliorate its impact on businesses and individuals throughout the United States, and the impact of the pandemic and the government’s virus containment measures on national and local economies, all of which are out of our control. If the assumptions underlying these statements about future events prove to be incorrect, Renasant’s business, financial condition, results of operations, liquidity, asset quality, capital, cash flows and prospects may be materially different from what is presented in our forward-looking statements. Important factors other than the COVID-19 pandemic currently known to us that could cause actual results to differ materially from those in forward-looking statements include the following: (i) our ability to efficiently integrate acquisitions into operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe management anticipated; (ii) the effect of economic conditions and interest rates on a national, regional or international basis; (iii) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (iv) competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries; (v) the financial resources of, and products available from, competitors; (vi) changes in laws and regulations as well as changes in accounting standards, such as the adoption of the CECL model on January 1, 2020; (vii) changes in policy by regulatory agencies; (viii) changes in the securities and foreign exchange markets; (ix) our potential growth, including our entrance or expansion into new markets, and the need for sufficient capital to support that growth; (x) changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (xi) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xii) general economic, market or business conditions, including the impact of inflation; (xiii) changes in demand for loan products and financial services; (xiv) concentration of credit exposure; (xv) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xvi) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xvii) natural disasters, epidemics and other catastrophic events in our geographic area; (xviii) the impact, extent and timing of technological changes; and (xix) other circumstances, many of which are beyond our control. The COVID-19 pandemic has exacerbated, and is likely to continue to exacerbate, the impact of any of these factors on us. Management believes that the assumptions underlying our forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in Renasant’s filings with the Securities and Exchange Commission (“SEC”) from time to time, which are available at www.renasant.com and the SEC’s website at www.sec.gov. We undertake no obligation, and specifically disclaim any obligation, to update or revise our forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws. 2

Overview Company Snapshot Loans and Deposits by State Assets: $14.8 billion Loans Loans: 11.1 Deposits: 11.9 Equity: 2.1 TN MS 20% 25% (1) YTD Total Revenue AL GA 18% 2% 32% FL 5% 24% Deposits 3% 71% TN 14% MS 38% GA Community Bank Wealth Management 34% Mortgage Insurance AL 11% FL 3 Note: Financial data as of September 30, 2020, dollars presented in billions 3% (1) Total revenue is calculated as net interest income plus noninterest income.

Renasant Footprint Over 200 banking, lending, wealth management and insurance offices Winston-Salem Nashville 81 Knoxville Greensboro 95 40 TENNESSEE Raleigh 77 ARKANSAS 24 75 Charlotte NORTH CAROLINA Memphis Chattanooga Greenville 40 Huntsville 85 Tupelo 65 Columbia Wilmington Birmingham Atlanta 95 20 SOUTH CAROLINA GEORGIA MISSISSIPPI ALABAMA Charleston 20 Columbus Jackson Montgomery 75 Savannah 59 65 Branch (168) Loan Production Office (7) Mobile Mortgage (21) 55 10 Tallahassee Insurance (8) Jacksonville LOUISIANA Financial Services (2) 95 FLORIDA Orlando 4

Third Quarter Highlights • Adjusted Pre-Provision Net Revenue (1) of $63.17 million, with net income of $29.99 million • Mortgage banking income was $49.71 million • Issued in September $100 million 4.50% fixed-to-floating rate subordinated debt due 2035 • Allowance for credit losses on loans to total loans, excluding Paycheck Protection Program (“PPP”) loans, increasing to 1.72% • Net charge-offs of $389 thousand and nonperforming loans to total loans excluding PPP loans of 0.47% • Loans on deferral decreased from 21.5% as of June 30, 2020 to 5.1% as of September 30, 2020 and 2.9% as of October 23, 2020 (1) Adjusted Pre-Provision Net Revenue is a non-GAAP financial measure. See slide 29 in the appendix for a description of the exclusions and a reconciliation of this 5 non-GAAP financial measure to GAAP.

Financial Condition

Consistent Balance Sheet Growth Total Assets $15,000 $14,897 $14,809 $14,000 $13,891 $13,401 $13,040 $13,000 $12,000 $11,000 $10,000 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 7 Note: Dollars in millions

Total Loans Held for Investment 5.29% 5.11% 4.93% 5.01% 4.82% 4.31% 4.69% 4.09% 4.24% 4.06% $10,997 $11,084 $9,769 $9,314 $9,690 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 1-4 Family Mortgage Commercial Mortgage Construction Other** C&I PPP Loan Yield Core Loan Yield Note: Dollars in millions 8 Core Loan Yield is a non-GAAP financial measure. See slide 32 in the appendix for a description of the exclusions and a reconciliation of this non-GAAP financial measure to GAAP. ** Other loans are comprised of installment loans to individuals and lease financing, which both have historically constituted less than 5% of the total loan portfolio.

Deposits 0.84% 0.76% $11,846 $11,934 0.72% $10,286 $10,213 $10,412 0.49% 0.40% 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Noninterest-bearing Interest-bearing Savings Time Cost of deposits 9 Note: Dollars in millions

Capital Position Regulatory Capital as of September 30, 2020 Capital Highlights • The Board approved a new $50 million stock repurchase program on October 20, 2020 (the previous program having just expired); however, no current intent to repurchase stock. • Consistent dividend payment history including through the 2008 financial crisis. • In September 2020, the Company issued $100 million 4.50% fixed-to-floating rate subordinated Common notes due 2035 that qualify as tier 2 capital. Equity Tier 1 $1,174 Tier 1 $1,281 Trust Preferred $107 ACL $125 Subordinat Tier 2 ed Notes $338 $212 1 10 Note: Dollars in millions

Capital Ratios Minimum to be Well RatioStrong 3Q Capital 2019 4Q Position 2019 1Q 2020 2Q 2020 3Q 2020 Capitalized Tangible Common 9.46% 9.25% 8.48% 7.97% 8.19% N/A Equity* Leverage 10.56 10.37 9.90 9.12 9.17 5.00% Tier 1 Risk Based 12.40 12.14 11.63 11.69 11.79 8.00 Total Risk Based 14.07 13.78 13.44 13.72 14.89 10.00 Tier 1 Common 11.36 11.12 10.63 10.69 10.80 6.50 Equity Holding Ratios as of September 30, 2020 Bank Company Leverage ratio 9.64% 9.17% Common equity tier 1 ratio 12.38 10.80 Tier 1 capital ratio 12.38 11.79 Total capital ratio 13.53 14.89 PPP impact as of September 30, 2020: Tangible common equity* N/A -0.85% Leverage ratio -0.99% -0.94% * Tangible Common Equity is a non-GAAP financial measure. See slide 34 in the appendix for a description of the exclusions and a reconciliation of this non-GAAP financial measure to GAAP. 11

Asset Quality

Asset Quality Loans 30-89 Days Past Due/ Classified Loans/Total Loans(1) (1) Total Loans $300,000 4.00% $100,000 2.00% $250,000 2.25% 3.00% $75,000 1.50% $200,000 $150,000 2.00% $50,000 1.00% $100,000 $25,000 0.50% 1.00% 0.17% $50,000 $- 0.00% $- 0.00% ($ in thousands) 3Q 4Q 1Q 2Q 3Q ($ in thousands) 3Q 4Q 1Q 2Q 3Q 2019 2019 2020 2020 2020 2019 2019 2020 2020 2020 30-89 DPD % of Total Loans, excl. PPP Classified Loans % of Total Loans, excl. PPP 13 (1) PPP loans excluded from the balance of “Total Loans”.

Asset Quality NPAs/Total Assets(1) Net Charge-offs/Average Loans(1) $150,000 3.00% $20,000 0.40% $125,000 2.50% $15,000 0.30% $100,000 2.00% $75,000 1.50% $10,000 0.20% 0.40% $50,000 1.00% $5,000 0.10% $25,000 0.50% 0.01% $- 0.00% $- 0.00% ($ in thousands) 3Q 4Q 1Q 2Q 3Q ($ in thousands) 3Q 4Q 1Q 2Q 3Q 2019 2019 2020 2020 2020 2019 2019 2020 2020 2020 Nonperforming loans OREO % of Assets Net charge-offs % of Avg Loans 14 (1) PPP loans excluded from the balance of “Total Assets” and “Average Loans”.

Asset Quality Allowance/Total Loans Allowance/Nonperforming Loans $175,000 1.72% 2.00% $175,000 500% $150,000 $150,000 400% $125,000 1.50% $125,000 300% $100,000 $100,000 1.00% $75,000 $75,000 200% $50,000 $50,000 100% 0.50% $25,000 $25,000 $- 0% $- 0.00% ($ in thousands) 3Q 4Q 1Q 2Q 3Q ($ in thousands) 2019 2019 2020 2020 2020 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Allowance % of Total Loans, excl. PPP Allowance % of Total NPLs • Adopted CECL effective January 1, 2020. • Loan purchase discount of $30.1 million (31 bps of total loans excl. PPP) remaining as of September 30, 2020. • 2.03% total loss absorption capacity (total allowance plus loan purchase discount remaining) as of September 30, 2020 excluding PPP loans. 15

CECL 2020 Reserve Build

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($ in thousands)	1/1/2020 ACL	1/1/2020 ACL as a % of Loans	3/31/2020 ACL	3/31/2020 ACL as a % of Loans	6/30/2020 ACL	6/30/2020 ACL as a % of Loans	9/30/2020 ACL	9/30/2020 ACL as a % of Loans
SBA Paycheck Protection Program	-	-	-	-	-	-	-	-
Commercial, Financial, Agricultural	$ 22,009	1.61	$ 25,937	1.82	$ 30,685	2.26	$ 38,195	2.85
Lease Financing Receivables	1,431	1.75	1,588	1.88	1,812	2.24	1,832	2.21
Real Estate - 1-4 Family Mortgage	24,128	0.84	27,320	0.96	29,401	1.05	32,705	1.18
Real Estate - Commercial Mortgage	29,283	0.69	44,237	1.03	60,061	1.36	70,582	1.54
Real Estate - Construction	8,534	1.03	10,924	1.39	12,538	1.58	13,819	1.79
Installment loans to individuals	9,261	3.06	10,179	3.21	10,890	3.83	10,965	4.51
Allowance for Credit Losses on Loans	94,646	0.98	120,185	1.23	145,387	1.32	168,098	1.52
Reserve for Unfunded Commitments	11,335		14,735		17,335		20,035	
Total Allowance for Credit Losses	$ 105,981		$ 134,920		$ 162,722		$ 188,133	
ACL on Total Loans excluding PPP loans		0.98		1.23		1.50		1.72

(in thousands) **Credit Costs**



Provision for Credit Losses
Reserve for Unfunded Cmmt
$26,350
$3,400
$26,900
$2,600
$23,100
$2,700
1Q 2020
2Q 2020
3Q 2020

2020 Highlights:

- Increased provision and reserve during the year are qualitatively driven by the uncertainty around the COVID-19 pandemic with forecasted limited GDP growth and elevated unemployment rates projected for the remainder of 2020 and into 2021 and 2022 and a potential prolonged economic recovery.
- The potential benefits of the CARES Act stimulus package (i.e., PPP loan program, stimulus checks to individual households and enhanced unemployment benefits) as well as internal programs implemented to assist customers were also considered when developing the estimate.

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Profitability

Net Income & Adjusted Pre-Provision Net Revenue* 1.79% 1.65% 1.68% 1.49% 1.34% $65.6 $63.2 $53.5 $49.6 $45.0 $37.4 $38.4 $30.0 $20.1 $2.0 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Net Income Adj. PPNR (non-GAAP) Adj. PPNR Avg. Assets (non-GAAP) Note: Dollars in millions *Adjusted Pre-Provision Net Revenue and Adjusted PPNR/Average Assets are non GAAP financial measures. See slides 28 and 29 in the appendix for a description of the exclusions and a reconciliation of these non-GAAP financial measures to GAAP. 18

Return on Tangible Equity 16.00% 14.23% 14.00% 13.41% 12.00% 11.01% 10.81% 10.00% 8.00% 6.97% 7.15% 6.00% 5.63% 4.41% 3.85% 4.00% 2.00% 0.38% 0.00% 3Q19 4Q19 1Q20 2Q20 3Q20 ROE (GAAP) ROTCE (Adjusted)* * ROTCE (adjusted) is a non-GAAP financial measure. See slide 30 for in the appendix for a description of the exclusions and a reconciliation of this non-GAAP financial measure to GAAP. 19

Net Interest Income (TE) & Core Net Interest Margin 3.98% 3.90% 3.75% 3.75% 3.38% 3.29% 3.66% 3.56% 3.26% 3.23% $110.9 $110.3 $108.3 $107.5 $107.9 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Core NII* Non-Core NII NIM Core NIM (Non-GAAP)* Note: Dollars in millions *Core Net Interest Income and Core Net Interest Margin are non-GAAP financial measures. See slide 31 in the appendix for a description of exclusions anda reconciliation of these non-GAAP financial measures to GAAP. 20

Noninterest Income $70,928 $64,170 MORTGAGE HIGHLIGHTS 3Q19 2Q20 3Q20 Locked Volume $1.1 bill $1.7 bill $1.7 bill Wholesale % 38 41 41 Retail % 62 59 59 $37,953 $37,456 $37,570 Purchase % 60 50 55 Refinance % 40 50 45 ($ in thousands) 3Q19 2Q20 3Q20 Gain on sales of loans, net$ 14,627 $ 46,560 $ 45,985 Fees, net 3,725 5,309 5,367 Mortgage servicing income, net 490 (1,428) (2,466) 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 MSR valuation adjustment (3,132) (4,951) 828 Mortgage banking income, net$ 15,710 $ 45,490 $ 49,714 Service Charges Fees and Commissions Insurance Wealth Management Mortgage Banking Securities Gains Other 21 Note: Dollars in thousands

Efficiency Ratio 79% 69% 69% 65% 64% 65% 63% 64% 61% 63% Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Efficiency Ratio Adjusted Efficiency Ratio* Note: Dollars in millions *Adjusted Efficiency Ratio is a non-GAAP financial measure. See slide 33 in the appendix for a description of exclusions and a reconciliation of this non- GAAP financial measure to GAAP. 22

Appendix

Loan Deferral Program • As of September 30, 2020, approximately 5.1% of total loan portfolio, excluding PPP loans, under the deferral program • As of October 23, 2020, approximately 2.9% of total loan portfolio, excluding PPP loans, under the deferral program • Requires relationship manager to perform enhanced due diligence of borrower’s operations, financial condition, liquidity and/or cash flow during deferral period Deferrals by Category as of September 30, 2020 Average Balance Deferral Amount Deferred Category ($ in millions) ($ in thousands) Commercial, Financial, Agricultural $ 24.2 $ 465 Real Estate - 1-4 Family Mortgage 150.4 230 Installment loans to individuals 4.8 11 Real Estate - Commercial Mortgage 316.9 2,829 Real Estate - Construction 0.3 127 Lease Financing Receivables -- Total $496.6 $ 391 24

COVID-19 Impacted Portfolios • Early identification of portfolios that may be more sensitive to COVID-19 related impact • Proactively reached out to clients to understand the potential impact on their business activities • Identified Hospitality and Healthcare as more sensitive to the negative impacts of COVID-19 as of September 30, 2020 Impacted Portfolios Portfolio Amount Percentage of Percentage of Percentage of Loan Portfolio Total Loan Portfolio Portfolio Deferred at Portfolio Deferred at (By NAICS Code) at Sept. 30, 2020 ($ in millions) at Sept. 30, 2020 (1) Sept. 30, 2020 (1) October 23, 2020 (1) Hospitality $347.8 3.6 56.2 29.6 Healthcare 697.5 7.1 8.1 5.8 25 (1) Excludes PPP loans.

Impacted Industries Hospitality Portfolio by Flag(1) Healthcare by Type(1) Independent Other 9% Assisted National Living Flags 27% 8% Marriott Offices of 32% Wyndham Physicians 3% 24% Holiday Inn (IHG) 14% Skilled Nursing Other Facilities Healthcare 6% 27% Offices of Kidney Dialysis Dentists Specialty Daycare Centers 8% Hilton Hospitals 2% 3% 34% 3% • Healthcare represents 7.1% of total loans • Hospitality represents 3.6% of total loans • Average loan size approximates $673,000 • Average loan size approximates $2.6 million • Approximately 89% of the healthcare portfolio is • Weighted average LTV approximates 58% secured by real estate 26 (1) As of September 30, 2020, excludes PPP loans.

Current Expected Credit Losses CECL Day 1 Transition 12/31/2019 Incurred Loss 1/1/2020 CECL Adoption ALLL as a % of ACL as a % of ($ in thousands) ALLL Loans ACL Loans Commercial, Financial, Agricultural $ 10,658 0.78 $ 22,009 1.61 Lease Financing Receivables 910 1.11 1,431 1.75 Real Estate - 1-4 Family Mortgage 9,814 0.34 24,128 0.84 Real Estate - Commercial Mortgage 24,990 0.59 29,283 0.69 Real Estate - Construction 5,029 0.61 8,534 1.03 Installment loans to individuals 761 0.25 9,261 3.06 Allowance for Credit Losses on Loans 52,162 0.54 94,646 0.98 Reserve for Unfunded Commitments 946 11,335 Total Allowance for Credit Losses $ 53,108 $ 105,981 Dec 31, 2019 Day 1 CECL Jan 1, 2020 ($ in thousands) (as reported) Impact (adjusted) The Company’s regulatory capital ratios were Assets: not impacted by the day 1 adoption of CECL, Allowance for credit losses $ (52,162) $ (42,484) $ (94,646) as the Company elected to take advantage of Deferred tax assets, net 27,282 12,305 39,587 the transitional relief offered by the Federal Remaining purchase discount on loans (50,958) 5,469 (45,489) Reserve and FDIC to delay for two years the Liabilities: estimated impact of CECL on regulatory capital, followed by a three-year transitional Reserve for unfunded commitments $ 946 $ 10,389 $ 11,335 period to phase out the capital benefit Shareholders' equity: provided by the two year delay Retained earnings $ 617,355 $ (35,099) $ 582,256 Shareholders' equity to assets 15.86% -0.23% 15.63% Tangible capital ratio 9.25% -0.26% 8.99% 27

Reconciliation of Non-GAAP Disclosures

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Adjusted Pre-Provision Net Revenue

$ in thousands	3Q 2019	4Q 2019	1Q 2020	2Q 2020	3Q 2020
Net income (GAAP)	$ 37,446	$ 38,415	$ 2,008	$ 20,130	$ 29,992
Income taxes	11,132	9,424	773	4,637	7,612
Provision for credit losses (including unfunded commitments)	1,700	2,950	29,750	29,500	25,800
Pre-provision net revenue (non-GAAP)	$ 50,278	$ 50,789	$ 32,531	$ 54,267	$ 63,404
Merger and conversion expense	24	76	-	-	-
Debt prepayment penalties	54	-	-	90	28
MSR valuation adjustment	3,132	(1,296)	9,571	4,951	(828)
COVID-19 related expenses[(1)]	-	-	2,903	6,257	570
Adjusted pre-provision net revenue (non-GAAP)	$ 53,488	$ 49,569	$ 45,005	$ 65,565	$ 63,174

(1) Primarily consists of employee overtime and employee benefit accruals directly related to the response to the pandemic and federal legislation enacted to address the pandemic, such as the CARES Act, and expenses associated with supplying branches with protective equipment and sanitation supplies (such as floor markings and cautionary signage for branches, face coverings and hand sanitizer) as well as more frequent and rigorous branch cleaning.

28

Reconciliation of Non-GAAP Disclosures

RENASANT CORPORATION | Understanding You.

Adjusted Pre-Provision Net Revenue/Average Assets

$ in thousands	3Q 2019	4Q 2019	1Q 2020	2Q 2020	3Q 2020
Net income (GAAP)	$ 37,446	$ 38,415	$ 2,008	$ 20,130	$ 29,992
Merger and conversion expense	24	76	-	-	-
Debt prepayment penalties	54	-	-	90	28
MSR valuation adjustment	3,132	(1,296)	9,571	4,951	(828)
COVID-19 related expenses[1]	-	-	2,903	6,257	570
Tax effect of adjustments noted above[2]	(736)	241	(3,467)	(2,065)	50
Net income with exclusions (non-GAAP)	$ 39,920	$ 37,436	$ 11,015	$ 29,363	$ 29,812
Adjusted pre-provision net revenue (non-GAAP)[3]	$ 53,488	$ 49,569	$ 45,005	$ 65,565	$ 63,174
Total average assets	$ 12,846,131	$ 13,157,843	$ 13,472,550	$ 14,706,027	$ 14,928,159
Return on Assets (GAAP)	1.16%	1.16%	0.06%	0.55%	0.80%
Return on Assets with Exclusions (non-GAAP)	1.23%	1.13%	0.33%	0.80%	0.79%
Adjusted pre-provision net revenue/ Average assets (non-GAAP)	1.65%	1.49%	1.34%	1.79%	1.68%

(1) Primarily consists of employee overtime and employee benefit accruals directly related to the response to the pandemic and federal legislation enacted to address the pandemic, such as the CARES Act, and expenses associated with supplying branches with protective equipment and sanitation supplies (such as floor markings and cautionary signage for branches, face coverings and hand sanitizer) as well as more frequent and rigorous branch cleaning.

(2) Tax effect is calculated based on the respective periods effective tax rate.

(3) See slide 28 for reconciliation of Adjusted pre-provision net revenue.

29

Reconciliation of Non-GAAP Disclosures

RENASANT CORPORATION | Understanding You.

Return on Average Tangible Common Equity (Adjusted)

$ in thousands	3Q19	4Q19	1Q20	2Q20	3Q20
Net income (GAAP)	$ 37,446	$ 38,414	$ 2,008	$ 20,130	$ 29,992
Merger and conversion expense	24	76	-	-	-
Debt prepayment penalties	54	-	-	90	28
MSR valuation adjustment	3,132	(1,296)	9,571	4,951	(828)
COVID-19 related expenses(1)	-	-	2,903	6,257	570
Tax effect of adjustments noted above(2)	(736)	241	(3,467)	(2,065)	50
Net income with exclusions (non-GAAP)	$ 39,920	$ 37,435	$ 11,015	$ 29,363	$ 29,812
Amortization of intangibles	1,996	1,946	1,895	1,834	1,733
Tax effect of adjustment noted above(2)	(457)	(383)	(527)	(335)	(374)
Tangible net income with exclusion (non-GAAP)	$ 41,459	$ 38,998	$ 12,383	$ 30,862	$ 31,171
Average shareholders' equity (GAAP)	$ 2,131,537	$ 2,131,342	$ 2,105,143	$ 2,101,092	$ 2,119,500
Intangibles	975,306	977,506	975,933	974,237	972,394
Average tangible shareholders' equity (non-GAAP)	$ 1,156,231	$ 1,153,836	$ 1,129,210	$ 1,126,855	$ 1,147,106
Return on Average Equity (GAAP)	6.97%	7.15%	0.38%	3.85%	5.63%
Return on Average Tangible Common Equity (Adjusted) (non-GAAP)	14.23%	13.41%	4.41%	11.01%	10.81%

(1) Primarily consists of employee overtime and employee benefit accruals directly related to the response to the pandemic and federal legislation enacted to address the pandemic, such as the CARES Act, and expenses associated with supplying branches with protective equipment and sanitation supplies (such as floor markings and cautionary signage for branches, face coverings and hand sanitizer) as well as more frequent and rigorous branch cleaning.

(2) Tax effect is calculated based on the respective periods effective tax rate.

30

Reconciliation of Non-GAAP Disclosures Core Net Interest Income and Core Net Interest Margin $ in thousands 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Net interest income (FTE) (GAAP)$ 110,276 $ 110,856 $ 108,316 $ 107,457 $ 107,884 Less: Net interest income collected on problem loans 905 152 218 384 282 Accretable yield recognized on purchased loans 5,510 6,661 5,469 4,700 4,949 Interest income on PPP loans - - - 5,886 7,449 Core net interest income (FTE) (non-GAAP)$ 103,861 $ 104,043 $ 102,629 $ 96,487 $ 95,204 Total average earning assets$ 10,993,645 $ 11,277,000 $ 11,609,477 $ 12,776,644 $ 13,034,422 Less: Average PPP loans - - - 866,078 1,305,229 Adjusted total average earning assets (non-GAAP)$ 10,993,645 $ 11,277,000 $ 11,609,477 $ 11,910,566 $ 11,729,193 Net interest margin (GAAP) 3.98% 3.90% 3.75% 3.38% 3.29% Core net interest margin (non-GAAP) 3.75% 3.66% 3.56% 3.26% 3.23% 31

Reconciliation of Non-GAAP Disclosures Core Loan Yield $ in thousands 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Loan interest income (FTE) (GAAP)$ 121,414 $ 121,752 $ 118,741 $ 113,727 $ 112,764 Less: Net interest income collected on problem loans 905 152 218 384 282 Accretable yield recognized on purchased loans 5,510 6,661 5,469 4,700 4,949 Interest income on PPP loans - - - 5,886 7,449 Adjusted loan interest income (FTE) (non-GAAP)$ 114,999 $ 114,939 $ 113,054 $ 102,757 $ 100,084 Total average loans$ 9,109,252 $ 9,457,658 $ 9,687,285 $ 10,616,147 $ 11,041,684 Less: Average PPP loans - - - 866,078 1,305,229 Adjusted total average loans (non-GAAP)$ 9,109,252 $ 9,457,658 $ 9,687,285 $ 9,750,069 $ 9,736,455 Loan yield (GAAP) 5.29% 5.11% 4.93% 4.31% 4.06% Core loan yield (non-GAAP) 5.01% 4.82% 4.69% 4.24% 4.09% 32

Reconciliation of Non-GAAP Disclosures Adjusted Efficiency Ratio $ in thousands Q3 2019 Q4 2019 1Q20 2Q20 3Q20 Net interest income (FTE) (GAAP)$ 110,276 $ 110,856 $ 108,316 $ 107,457 $ 107,885 Total noninterest income (GAAP) 37,953 37,456 37,570 64,170 70,928 Securities gains (losses) 343 - - 31 - MSR valuation adjustment (3,132) 1,296 (9,571) (4,951) 828 Adjusted total noninterest income (non-GAAP)$ 40,742 $ 36,160 $ 47,141 $ 69,090 $ 70,100 Total income (FTE) (non-GAAP)$ 151,018 $ 147,016 $ 155,457 $ 176,547 $ 177,985 Total noninterest expense (GAAP)$ 96,500 $ 95,552 $ 115,041 $ 118,285 $ 116,510 Amortization of intangibles 1,996 1,946 1,895 1,834 1,733 Merger-related expenses 24 76 - - - Debt prepayment penalty 54 - - 90 28 Provision for unfunded commitments - - 3,400 2,600 2,700 COVID-19 Related Expenses - - 2,903 6,257 570 Adjusted total noninterest expense (non-GAAP)$ 94,426 $ 93,530 $ 106,843 $ 107,504 $ 111,479 Efficiency Ratio (GAAP) 65.10% 64.43% 78.86% 68.92% 65.16% Adjusted Efficiency Ratio (non-GAAP) 62.53% 63.62% 68.73% 60.89% 62.63% 33

Reconciliation of Non-GAAP Disclosures

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Tangible Common Equity and Tangible Book Value

$ in thousands	3Q 2019	4Q 2019	1Q 2020	2Q 2020	3Q 2020
Actual shareholder's equity (GAAP)	$ 2,119,659	$ 2,125,689	$ 2,070,512	$ 2,082,946	$ 2,104,300
Intangibles	978,390	976,943	975,048	973,214	971,482
Actual tangible shareholders' equity (non-GAAP)	$ 1,141,269	$ 1,148,746	$ 1,095,464	$ 1,109,732	$ 1,132,818
Actual total assets (GAAP)	$ 13,039,674	$ 13,400,618	$ 13,890,550	$ 14,897,207	$ 14,808,933
Intangibles	978,390	976,943	975,048	973,214	971,482
Actual tangible assets (non-GAAP)	$ 12,061,284	$ 12,423,675	$ 12,915,502	$ 13,923,993	$ 13,837,451
PPP Loans	-	-	-	1,281,278	1,307,972
Actual tangible assets exc. PPP loans (non-GAAP)	$ 12,061,284	$ 12,423,675	$ 12,915,502	$ 12,642,715	$ 12,529,479
Tangible Common Equity Ratio					
Shareholders' equity to (actual) assets (GAAP)	16.26%	15.86%	14.91%	13.98%	14.21%
Effect of adjustment for intangible assets	6.80%	6.61%	6.43%	6.01%	6.02%
Tangible common equity ratio (non-GAAP)	9.46%	9.25%	8.48%	7.97%	8.19%
Effect of adjustment for PPP	-	-	-	-	-0.85%
Tangible common equity ratio exc. PPP loans (non-GAAP)	9.46%	9.25%	8.48%	8.78%	9.04%
Tangible Book Value					
Shares Outstanding	57,455,306	56,855,002	56,141,018	56,181,962	56,193,705
Book Value (GAAP)	$ 36.89	$ 37.39	$ 36.88	$ 37.07	$ 37.45
Tangible Book Value (non-GAAP)	$ 19.86	$ 20.20	$ 19.51	$ 19.75	$ 20.16

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